Exhibit 10.22

[NAME]

[TYPE OF GRANT]

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE HEALTH NET, INC.

THIRD AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

This agreement (the “Option Agreement”) is made as of [DATE] (the “Grant Date”), between Health Net, Inc., a Delaware corporation (the “Company”), and [NAME], a non-employee director of the Company (the “Optionee”).

Pursuant to the Health Net, Inc. Third Amended and Restated Non-Employee Director Stock Option Plan (the “Plan”), the Optionee is to be granted, on the terms and conditions set forth herein, a nonqualified stock option (the “Option”) to purchase shares of Common Stock of the Company, par value $.001 per share (the “Common Stock”).

1. Number of Shares and Option Price. The Option is to purchase [NUMBER OF SHARES] shares of Common Stock (the “Option Shares”) at a price of [GRANT PRICE] per share (the “Option Price”), which is equal to the Fair Market Value (as defined in the Plan) of an Option Share as of the Grant Date.

2. Term of Option. The term of the Option and this Option Agreement shall commence on the date hereof. The right of the Optionee to exercise the Option with respect to any Option Shares, to purchase any such Option Shares and all other rights of the Optionee with respect to any such Option Shares shall terminate on the tenth anniversary of the Grant Date, unless the Option has been earlier terminated as provided under the Plan.

3. Exercise of Option. The Option shall become exercisable on the date one year after the Grant Date to the extent of 33 1/3 % of the Option Shares covered by the Option, and shall become exercisable on each subsequent anniversary of the Grant Date to the extent of an additional 33 1/3 % of the Option Shares covered by the Option until the Option becomes fully exercisable. The Option may be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased.

4. Notices. Any notice required or permitted under the Plan shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the last known address set forth in the records of the Company or such other address as the Optionee may designate in writing to the Company.

5. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof or thereof.

6. Incorporation of Plan; Entire Agreement. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan. This Option Agreement and the Plan, taken together, constitute the entire agreement between the parties relating to or effecting the Option, and no promises, terms, conditions or obligations other than those contained in this Option Agreement or the Plan shall be valid or binding. Any prior agreements, statements or promises, either oral or written, made by any party or agent of any party relating to or effecting the Option that are not contained in the Option Agreement or the Plan are of no force or effect.

7. Rights of Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares unless and until certificates of shares of Common Stock are issued to the Optionee.

8. Removal by Stockholders for Cause. If the Optionee shall be removed from the board of directors of the Company by the Company’s stockholders prior to the exercise of the Option for cause (for these purposes, if such termination occurs within 12 months after a Change in Control, as defined in Section 5.8 of the Plan, removal for cause shall only mean a felony conviction for fraud, misappropriation or embezzlement), then upon such removal the Option shall immediately terminate.

9. Change of Control. Section 5.8 of the Plan provides for the acceleration of exercisability of Options in the event of a Change in Control, as such term is defined in the Plan. The Optionee hereby acknowledges that the Committee (as defined in the Plan) retains the right to determine whether the acceleration of exercisability provided for in said Section 5.8 shall have occurred with respect to the Option (notwithstanding the provisions of such Section 5.8) in those instances (unless otherwise determined by the Board) in which (A) the holders of the Common Stock of the Company immediately prior to the occurrence of an Approved Transaction or Control Purchase (each as defined in the Plan) own more than 50% of the voting common stock of the surviving corporation immediately after the occurrence of such Approved Transaction or Control Purchase, (B) the holders of the Common Stock of the Company immediately prior to the occurrence of an Approved Transaction or Control Purchase own more than 50% of the total equity of the surviving corporation immediately after the occurrence of such Approved Transaction or Control Purchase, (C) the Approved Transaction or Control Purchase does not result in a Board Change (as defined in the Plan) and (D) the Approved Transaction or Control Purchase does not result in a substantial change in the executive officers of the Company.

10. Rights of Removal. Nothing in the Plan or in this Option Agreement shall confer upon the Optionee the right to continue as a director of the Company or affect any right which the stockholders of the Company may have to remove the Optionee as a director of the Company.

11. Amendment. The Plan may be terminated or amended pursuant to its terms at any time; provided, however, that the termination or any modification or amendment of the Plan shall not, without the consent of the Optionee, affect the rights of the Optionee under this Option Agreement.

12. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action, is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

13. Tax Payments. The Optionee shall be responsible for all the taxes associated with an exercise of the Option and subsequent sale of the Option Shares. No taxes on the income from the exercise of the Option and sale of the Option Shares will be deducted or withheld by the Company. In compliance with the Internal Revenue Code, the Company will issue a Form 1099-Misc during

January of each year to report all non-employee compensation earned during the preceding calendar year, including income from the exercise of the Option and sale of the Option Shares. This Form 1099-Misc can be used to calculate the applicable federal and state income taxes.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year set forth above.

HEALTH NET, INC.

By:
Name: Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Health Net, Inc. Third Amended and Restated Non-Employee Director Stock Option Plan herein incorporated by reference.

Optionee
Signature of Optionee

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